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                                                                    Exhibit 99.1

                          [LETTERHEAD OF EDO CORPORATION]

 [LOGO]                                                    FOR IMMEDIATE RELEASE


                     EDO Corporation Provides Preliminary
                              Third Quarter Results

          NEW YORK, NEW YORK, October 22, 2001 . . .EDO Corporation (NYSE:EDO) today announced that earnings per diluted share for the quarter ended September 30, 2001 are expected to be in the range of $0.28 to $0.30 and EBITDA for the third quarter is expected to be approximately $9.9 million. The Company expects its revenues for the third quarter to be approximately $60 million and revenues for the year ending December 31, 2001 to be approximately $260 million.

          In light of the proposed public offering of an aggregate 4.0 million common shares by the Company and the EDO Employee Stock Ownership Plan
     (ESOP), its qualified retirement plan, the Company decided it was appropriate to provide investors with earnings and revenue guidance for the third quarter and revenue guidance for the year.

          The Company will formally release third quarter 2001 operating results on Wednesday, October 31, 2001 and will hold its third quarter conference call at 11:00 a.m. Eastern Time on the same day. During the conference call, the Company may also discuss its future outlook as well as other matters. A simultaneous webcast of the conference call may be accessed online at www.CompanyBoardroom.com or at www.EDOcorp.com. A replay will be
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     available immediately following the webcast at these same internet addresses.

          A registration statement relating to the securities covered by the public offering mentioned above has been filed with the Securities and Exchange Commission but has not yet become effective. Those securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of those securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

                                     (more)

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EDO Corporation Provides Preliminary Third Quarter Results
October 22, 2001
Page Two

About EDO Corporation

     EDO Corporation (www.EDOcorp.com) supplies sophisticated, highly engineered products and systems for defense, aerospace and industrial applications, including advanced electronic, electromechanical systems, information systems and engineered materials, which are mission-critical, standard equipment on a wide range of our customers' products. The Company's Defense Segment provides integrated defense systems and components including electronic warfare systems, subsystems and test equipment, aircraft stores suspension and release systems, airborne mine countermeasure systems, command, control and communications systems and undersea warfare sonar systems for military forces and governments worldwide. The Company's Space and Communication Segment supplies antenna products and space sensor communications products for the remote sensing, communication, and navigation industries. The Company's Engineered Materials Segment supplies electro-ceramic products and advanced fiber composite and structural products for the communication, navigation, chemical, petrochemical, paper and oil industries for the commercial infrastructure and military markets.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended. These statements are based on current expectations, estimates and projections about the Company's earnings and revenues and its business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, difficulties encountered in the integration of acquired businesses and other risks discussed from time to time in the Company's SEC filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

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